Exhibit 10.3
                             STOCK PLEDGE AGREEMENT

      This STOCK PLEDGE AGREEMENT (hereinafter "Agreement") is made and entered into on the 7th day of October 2005 by and between Lothian Oil Inc., a Delaware corporation ("Pledgor") and Walter G. Mize, Adam Mize, Mary Catherine Hicks, The Cody Trust, and The Hunter Trust (collectively the "Secured Parties") and Walter
G. Mize, an individual (the "Pledgeholder") with reference to the following facts:

                                    RECITALS

      WHEREAS, Pledgor has executed in favor of the Secured Parties a promissory note (the "Note"), a copy of which is attached hereto as Exhibit "1" and is incorporated herein by this reference, for the sum of $10,651,000 (together with any accrued interest thereon, the "Borrowed Amount") in conjunction with the purchase of 8,000,000 shares (the "Pledged Shares") of the common stock, $0.0001 par value, of United Heritage Corporation ("Common Stock") from the Secured Parties pursuant to the terms of that certain Securities Purchase Agreement dated of even date herewith; and

      WHEREAS, Pledgor desires to pledge to the Secured Parties the interest of Pledgor in the Pledged Shares it has purchased, pursuant to the terms of this Agreement, for the purpose of securing payment of the Note; and

      WHEREAS, Pledgor and the Secured Parties agree that Walter G. Mize shall hold the shares as the Pledgeholder and shall manage and dispose of the shares in accordance with the terms of this Agreement.

      THEREFORE, in consideration of mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement (hereinafter collectively "parties" and individually "party") agree as follows:

                                    AGREEMENT

      1. Pledge of Stock and Proceeds.

            (a) Original Pledge. As collateral security for the payment and/or performance of the Indebtedness, as defined in section 1(f) below, Pledgor hereby pledges, grants and assigns to Secured Parties a continuing security interest in the following:

                  (i) the Pledged Shares; and

                  (ii) except as otherwise set forth in section 2(b) below, the proceeds of the Stock including, without limitation, any and all dividends, cash, instruments and other property from time-to-time received, receivable, or otherwise distributed in respect of or in exchange for any of the Pledged Shares ("Proceeds"). (The Pledged Shares and the Proceeds shall hereinafter be collectively referred to as the "Collateral").

            (b) Intentionally Omitted.

            (c) Delivery of Stock Power to Secured Parties. Pledgor shall deliver to the Pledgeholder, for the benefit of the Secured Parties, concurrently with the execution of this Agreement, the Pledged Shares in certificated form, along with Assignments of Corporate Shares in the form of Exhibit "2" attached hereto and incorporated herein by this reference ("Stock Assignments"), signed by Pledgor, in blank. The Stock Assignments shall cover 2,800,000 Pledged Shares, 1,733,333 Pledged Shares and 3,466,667 Pledged Shares, such Stock Assignments to be used by the Pledgeholder for the benefit of the Secured Parties in accordance with the terms of this Agreement.

            (d) Secured Parties' Acceptance of Collateral; Appointment of Pledgeholder as Pledgor's Attorney-In-Fact. Secured Parties hereby agree to accept the Collateral and Pledgeholder agrees to hold and dispose of the Collateral in accordance with and subject only to the terms of this Agreement. Pledgor hereby irrevocably appoints the Pledgeholder as Pledgor's attorney-in-fact to arrange for the transfer of the Collateral and to do and perform all actions that are necessary or appropriate in order to effect the terms of this Agreement.

            (e) Release of Collateral. So long as there is no existing Default (as defined below), the Pledgeholder shall release the Collateral from this Agreement and return the Collateral to Pledgor as follows:

                  (i) Upon payment of $2,383,666 plus accrued interest, if any, as required by Section 2(b) of the Note, the Pledgeholder shall deliver 2,800,000 shares of the Pledged Shares, and any Proceeds attributable to that portion of the Pledged Shares, to the Borrower;

                  (ii) Upon payment of $2,383,666 plus accrued interest, if any, as required by Section 2(c) of the Note, the Pledgeholder shall deliver 1,733,333 shares of the Pledged Shares, and any Proceeds attributable to that portion of the Pledged Shares, to the Borrower; and

                  (iii) Upon payment of the full unpaid principal balance owing on the Note, plus all accrued, unpaid interest, the Pledgeholder shall deliver 3,466,667 shares of the Pledged Shares, and any Proceeds attributable to that portion of the Pledged Shares, to the Borrower.

            (f) As used in this Agreement, the term "Indebtedness" means the indebtedness evidenced by the Note, including all principal and accrued interest thereon, together with all other liabilities, costs, and expenses for which Pledgor is responsible under this Agreement, including collection costs and attorneys fees, and all renewals, extensions, modifications, substitutions, and rearrangements of any of the foregoing.

         All of the Pledged Shares, and any Proceeds attributable to that portion of the Pledged Shares, when released by the Pledgeholder to the Borrower, shall be free of any lien or encumbrance.

      2. Matters Pertaining to the Collateral.

            (a) Voting and Consensual Rights. Pledgor shall retain the right to vote the Pledged Shares and to exercise any other rights pertaining to the Pledged Shares, provided, however, so long as Pledgor is in "Default" as defined in Paragraph 3 of this Agreement, Secured Parties shall vote the Pledged Shares and exercise any rights pertaining to the Pledged Shares.

            (b) Rights to Dividends and Distributions. So long as Pledgor is not in Default and except as expressly limited below, Pledgor shall be entitled to receive and retain any Proceeds distributed on account of the Pledged Shares. Notwithstanding the foregoing, Secured Parties, rather than Pledgor, shall be entitled to collect and receive all of the following types of Proceeds, which shall be added to and shall become a part of the Collateral:

                  (i) all proceeds paid or payable other than in cash, and all instruments and other property distributed in respect of, or in exchange for, the Pledged Shares;

                  (ii) all proceeds paid or payable with respect to the Pledged Shares in connection with a partial or total liquidation or dissolution of United Heritage Corporation (the "Company") or in connection with a reduction of capital, capital surplus or paid-in surplus of the Company; and

                  (iii) all proceeds distributed in redemption of, or in exchange for, the Pledged Shares. To the extent the foregoing proceeds exceed the amount of Pledgor's obligations and liabilities under the Note and/or this Agreement, Pledgor shall be entitled to receive these excess proceeds.

            In the event and for so long as Pledgor is in Default as defined in
Section 3 below, Secured Parties shall receive all Proceeds with respect to the Pledged Shares for immediate application to the Note.

            (c) Stock Adjustments. In the event that, during the term of this Agreement, any stock dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Company, all new, substituted and additional shares or other securities issued with respect to the Pledged Shares by reason of any such change shall be delivered to and held by the Pledgeholder for the benefit of the Secured Parties under the terms of this Agreement in the same manner as the Pledged Shares.

      3. Default and Remedy on Default.

            (a) The occurrence of any of the following shall constitute an event of default ("Default") under this Agreement:

                  (i) Default Under Note. If an Event of Default, as set forth in Section 9 of the Note, occurs and is not cured as specifically provided therein, or

                  (ii) Default Under This Agreement. If Pledgor defaults in the due performance or observance of any representation or obligation under the Note or this Agreement, or

                  (iii) Bankruptcy of the Company. The Company files a petition for relief under the Bankruptcy Code, an involuntary petition for relief is filed against the Company under the Bankruptcy Code and such involuntary petition is not dismissed within thirty (30) days after the filing thereof, or an order for relief naming the Company is entered under the Bankruptcy Code; or

            (b) At the option of Secured Parties, upon the happening and during the continuance of any Default, Secured Parties shall have all of the rights and remedies set forth below:

                  (i) if Secured Parties so elect and give notice of such
            election to Pledgor, the Pledgeholder may vote any or all shares of the Pledged Shares as proxy for Pledgor and Secured Parties, for any lawful purpose and give all consents, waivers and ratifications in respect of the Pledged Shares and otherwise act on behalf of the Secured Parties with respect thereto as though the Secured Parties were the outright owners thereof (Pledgor hereby irrevocably constituting and appointing the Pledgeholder the proxy and attorney-in-fact of Pledgor, with full power of substitution, to do
            so);

                  (ii) the Pledgeholder, on behalf of the Secured Parties, will be entitled to receive and apply to the Indebtedness all cash Proceeds or other distributions made in respect to the Pledged Shares or other Collateral;

                  (iii) the Pledgeholder, on behalf of the Secured Parties, may demand, sue for, collect or make any compromise or settlement of any claims that the Secured Parties have in respect of payment of the Indebtedness or foreclosure of the Collateral;

                  (iv) the Pledgeholder, on behalf of the Secured Parties, may sell, resell, assign and deliver, or otherwise dispose of any or all of the Collateral, for cash or credit, or both, and upon such terms at such place or places, at such time or times and to such entities or other persons as the Pledgeholder thinks expedient, all in accordance with the Texas Uniform Commercial Code;

                  (v) the Pledgeholder, on behalf of the Secured Parties, may cause all or any part of the Collateral to be transferred into the Secured Parties' names or the names of Secured Parties' nominee or nominees, in satisfaction of the Note and as payment of the Borrowed Amount, all in accordance with the Texas Uniform Commercial Code;

                  (vi) the Pledgeholder, on behalf of the Secured Parties, may exercise any right, power or remedy or proceed against the Collateral in any manner permitted by law or by this Agreement or the Note;

                  (vii) the Pledgeholder, on behalf of the Secured Parties, may take any other action permitted by this Agreement, the Note, at law or in equity, to collect the Borrowed Amount; and

                  (viii) Pledgor agrees that all Pledged Shares constitute
            collateral of a type customarily sold on a recognized market. Accordingly, the Pledgeholder and the Secured Parties shall all rights and remedies provided under the UCC with respect to this type of collateral.

      The above rights, powers and remedies of the Pledgeholder, on behalf of the Secured Parties, are cumulative and not exclusive. To the maximum extent permitted by applicable law, Pledgor waives all claims, damages, and demands against Secured Parties arising out of the possession, retention or sale of the Collateral.

            (c) Pledgeholder's Right to Execute Documents. Pledgeholder shall have the right to execute any document or form, in his name or in the name of Pledgor, which may be necessary or desirable in connection with the retention or sale of the Collateral.

      4. Pledgor's Waiver.

            Pledgor hereby waives (except as required by applicable statute and cannot be waived) any right to require Pledgeholder (or the Secured Parties) to proceed against any person or Collateral or to pursue any remedy in the power of the Pledgeholder (or the Secured Parties).

      5. Pledgor's Representations, Warranties and Covenants.

            Pledgor represents, warrants and covenants to Secured Parties as follows:

            (a) This Agreement creates a valid and enforceable security interest in the Collateral.

            (b) Upon delivery to the Pledgeholder as contemplated hereby, the Collateral will be free of any security interests, liens, pledges or encumbrances created by Pledgor (except for the security interest created hereby), or any claims of third parties of any nature whatsoever, charges, escrows, options, rights of first refusal, or other agreements, restrictions, arrangements, commitments or obligations, written or oral, created by Pledgor, affecting the legal or beneficial ownership of the Collateral.

            (c) From and after the date hereof, Pledgor shall not make any agreements restricting in any manner the transferability of the Collateral or otherwise affecting the Collateral;

            (d) Pledgor shall, at Pledgor's expense, take any steps necessary to preserve the Secured Parties' rights in the Collateral against any claims of third parties;

            (e) Pledgor has arrangements for keeping informed of changes or potential changes affecting the Collateral (including, without limitation, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgeholder and the Secured Parties shall not have any responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto; and

            (f) So long as the Indebtedness remains unpaid, Pledgor shall not cause, and Pledgor will employ reasonable commercial efforts to prevent, the issuance by United Heritage Corporation of additional shares of Common Stock at a price of less than $1.00 per share; provided, however, that United Heritage Corporation shall issue 222,222 shares of its Common Stock to Richardson & Patel LLP and a warrant to purchase an additional 222,222 shares of its Common Stock to Richardson & Patel LLP, said warrant having an exercise price of $0.50 per share and having a term of five years, all in accordance with the resolution passed by the United Heritage Corporation Board of Directors on April 20, 2004; and provided further that the Pledgeholder may from time-to-time, in accordance with the requirements of subsection 8(g) of this Agreement, waive the rights of the Secured Parties to the protection afforded by this section 5(f).

            (f) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after a Default, and also upon the persons or entities who may qualify or be eligible to purchase the Collateral, Pledgor hereby agrees that upon the occurrence of a Default, the Pledgeholder may, from time to time, if the Collateral is not publicly traded on a nationally recognized stock exchange and/or is considered a "restricted" security, attempt to sell all or any part of the Collateral by a private placement, upon commercially reasonable terms restricting the bidders and prospective purchasers to a limited number who will represent and agree that they are purchasing for investment for their own accounts only and not for distribution, and who will otherwise meet state or federal securities law requirements, including those pertaining to sales made pursuant to exemptions from registration under the Securities Act of 1933 and/or registration or qualification under other state or federal securities laws.

      6. Matters Pertaining to Pledgeholder.

            (a) The Pledgeholder shall not be personally liable for any act he may do or omit to do under this Agreement while acting in good faith and in the exercise of his best judgment, and any act done or omitted by the Pledgeholder pursuant to the advice of the Pledgeholder's attorney shall be conclusive evidence of such good faith. Except as expressly provided herein, the Pledgeholder is expressly authorized and directed to disregard any and all notices or warnings given by any of the parties, or by any other person or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all orders, judgments or decrees of any court. If the Pledgeholder obeys or complies with any such order, judgment or decree of any court, he shall not be liable to any of the parties or any other person, firm or corporation by reason of such compliance, notwithstanding that any such order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction.

            (b) The parties expressly agree the Pledgeholder has the absolute right at the Pledgeholder's election, if the Pledgeholder considers it appropriate, to file an action in interpleader in a court of proper jurisdiction requiring the parties to answer and litigate their claims and rights among themselves, and the Pledgeholder is authorized to deposit with the clerk of the court all documents and funds held by him pursuant to this Agreement. In the event such action is filed, the parties jointly and severally agree to pay all costs, expenses and reasonable attorneys' fees that the Pledgeholder incurs in such interpleader action. Upon filing of such action the Pledgeholder shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of this Agreement.

            (c) The Pledgeholder shall not be bound in any way by any other agreement between the parties as to which the Pledgeholder is not a party, whether or not the Pledgeholder has knowledge thereof, nor by any notice of a claim or demand with respect to this Agreement or the Collateral. The Pledgeholder shall have no duties or responsibilities except as expressly set forth in this Agreement. The Pledgeholder may rely conclusively on any certificate, statement, request, waiver, receipt, agreement or other instrument that the Pledgeholder believes to be genuine and to have been signed and presented by an appropriate person or persons.

            (d) The retention and distribution of the Collateral in accordance with the terms and provisions of this Agreement shall fully and completely release the Pledgeholder from any obligation or liability assumed by the Pledgeholder hereunder as to the Collateral.

            (e) The Pledgeholder, while in possession of the Collateral prior to or following the occurrence of an event of Default, as hereinabove provided, and while acting in accordance with the terms of this Agreement or applicable law, is not responsible for any fluctuations in value or delays in disposing of the Collateral.

            (f) The Pledgeholder shall not be liable in any respect for verifying the identity, authority or rights of the parties executing or delivering or purporting to execute and/or deliver this Agreement or any documents or papers deposited hereunder. The Pledgeholder shall not be liable for the loss of any rights with respect to this Agreement or any documents deposited with the Pledgeholder.

            (g) Notwithstanding anything herein to the contrary, the Pledgeholder shall have no duty with respect to the Collateral other than the duty to use reasonable care in the custody and preservation of the Collateral if it is in the Pledgeholder's possession. The Pledgeholder shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties, to sell the Collateral if it threatens to decline in value, or to exercise any rights represented thereby, including voting or consensual rights, except as directed by Pledgor or the Secured Parties pursuant to the terms of this Agreement.

            (h) Pledgor and the Secured Parties agree to and each does hereby indemnify, defend (with counsel acceptable to the Pledgeholder) and hold the Pledgeholder harmless against any and all losses, damages, claims and expenses, including reasonable attorneys' fees, that may be incurred by the Pledgeholder by reason of his compliance with the terms of this Agreement. If, as a result of any disagreement between the parties and/or adverse demands and claims being made by any or all of them upon the Pledgeholder, the Pledgeholder shall become involved in litigation, including any interpleader brought by the Pledgeholder as provided in this Agreement, Pledgor and the Secured Parties each agree that they shall be jointly and severally liable to the Pledgeholder on demand for all costs, expenses and attorneys' fees that the Pledgeholder shall incur and/or be compelled to pay by reason of such litigation.

      7. Replacement of Pledgeholder.

      In the event the Pledgeholder is or becomes unwilling or unable to act in such capacity for any reason, the Secured Parties shall appoint a successor. The Secured Parties (but not Pledgor) shall have the right, after delivery of written notice signed by the Secured Parties to the Pledgeholder, to terminate the Pledgeholder and to name the Pledgeholder's successor.

      8. Miscellaneous.

            (a) It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail himself or itself of same. This Agreement was prepared by each party in conjunction with counseling from such party's respective attorney or the opportunity to obtain such counseling. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting of this Agreement, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of it. Each party shall pay all costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement and in performing and complying with all representations, warranties, covenants, agreements and conditions contained in this Agreement to be performed or complied with by such party, including legal fees.

            (b) Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may be reasonably necessary to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense. Pledgor shall reimburse the Secured Parties for any costs and expenses incurred by the Secured Parties in connection with any breach or default of Pledgor under this Agreement, including collection efforts, whether or not suit is commenced or judgment is entered. Furthermore, should any party institute or should the parties otherwise become a party to any action or proceeding to enforce or interpret this Agreement, the prevailing party in any such action or proceeding shall be entitled to receive from the non-prevailing party all costs and expenses of prosecuting or defending the action or proceeding. This Agreement shall be governed in all respects by the laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas, without regard to the conflict of law provisions thereof. Jurisdiction for the resolution of any dispute relating to this Agreement, the Note or the Pledged Shares will be in a State District Court in Johnson County, Texas.

            (c) The parties expressly acknowledge and agree that this Agreement:
(i) is the final, complete and exclusive statement of the parties' agreement with respect to the subject matter hereof, (ii) supersedes any prior or contemporaneous promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively "Prior Agreements"), and that any such Prior Agreements are of no force or effect except as expressly set forth herein, and (iii) may not be varied, supplemented or contradicted by evidence of such Prior Agreements or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification, supplement or discharge is sought. By execution hereof, the parties specifically disavow any desire or intention to create a "third party" beneficiary contract, and specifically declare that no person or entity, save and except for the parties and their permitted successors, and assigns, shall have any rights hereunder nor any right of enforcement hereof. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable, then the remaining part of this Agreement shall nevertheless not be affected thereby and shall continue in full force and effect to the fullest extent provided by law. This Agreement is to be read, construed and applied together with the Note, which, taken together, set forth the complete understanding and agreement of the parties with respect to the matters referred to herein and therein.

            (d) Pledgor may not delegate its duties under this Agreement, in whole or in part, without the prior written consent of the Secured Parties, which consent may be withheld in the Secured Parties' sole and arbitrary discretion. Notwithstanding the preceding sentence, no such delegation shall release Pledgor from any liability or obligation under this Agreement without the written consent of the Secured Parties, which consent may be withheld in the Secured Parties' sole and arbitrary discretion. Subject to the foregoing, all of the representations, warranties, covenants, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party and such party's respective heirs, executors, administrators, legal representatives, successors and/or assigns.

            (e) The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. As used in this Agreement, each gender shall be deemed to include each other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

            (f) All notices, demands, requests, consents, approvals or other communications ("Notices") given hereunder shall be as provided in the Note.

            (g) Except as expressly provided otherwise herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement. No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Agreement, or of any extension of time for performance of any such act or obligation, or of any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver. Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Agreement, or any preceding or subsequent breach thereof. No forbearance by a party to seek a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights and remedies with respect to such noncompliance or breach, unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

         WHEREFORE, the parties hereto have executed this Agreement as of the date first set forth above.

                                       Pledgor:

                                       Lothian Oil Inc.


                                       By:/s/ Kenneth Levy
                                          --------------------------------------
                                          Ken Levy
                                          Chief Executive Officer
                                       Address: 500 5th Avenue, Suite 2600
                                                New York, New York 10110

                                       Secured Parties:



                                       /s/ Walter G. Mize
                                       -----------------------------------------
                                       Walter G. Mize



                                       /s/ Adam Mize
                                       -----------------------------------------
                                       Adam Mize



                                       /s/ Mary Hicks
                                       -----------------------------------------
                                       Mary Catherine Hicks

                                       The Cody Trust



                                       By: /s/ Walter G. Mize
                                          --------------------------------------
                                       Walter G. Mize, Trustee

                                       The Hunter Trust



                                       By: /s/ Walter G. Mize
                                          --------------------------------------
                                             Walter G. Mize, Trustee

                                       Pledgeholder:



                                       /s/ Walter G. Mize
                                       -----------------------------------------
                                       Walter G. Mize

                                   EXHIBIT "1"

                                 PROMISSORY NOTE


$10,651,000                                               Date:  October 6, 2005
                                                                 Cleburne, Texas

      FOR VALUE RECEIVED, the receipt and sufficiency of which are acknowledged, Lothian Oil, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of Walter G. Mize, as agent ("Agent") for Walter G. Mize, Adam Mize, Mary Catherine Hicks, The Cody Trust, and The Hunter Trust (collectively "Holders"), at the address designated on the signature page of this Note or at such other place as Agent may designate by written notice to Maker, the principal sum herein below described ("Principal Amount"), in the manner and at the times provided and subject to the terms and conditions described herein. This Note has been executed by Maker in conjunction with the execution by Maker and Holders of that certain Securities Purchase Agreement of even date herewith pursuant to which Maker will purchase eight million (8,000,000) shares ("Shares") of United Heritage Corporation common stock from the Holders.

      1. Principal Amount and Interest.

      The Principal Amount means the sum of ten million six hundred fifty-one thousand dollars ($10,651,000). Interest on the unpaid Principal Amount shall accrue from the date of this Note at the annual rate to be determined quarterly as of each Interest Payment Date (as defined below) equal to the sum of the prime rate of interest fixed by CitiBank, N.A. (the "Prime Rate"), as of the date of this Note and on each Interest Payment Date, plus one percent (1%).

      2. Payment of Principal and Interest.

            Maker shall pay the Principal Amount, subject to Section 5 below, as follows:

            (a) an installment of $3,500,000 shall be due and payable on the date on which the Maker acquires 3,280,000 shares of common stock of United Heritage Corporation and warrants to purchase an additional 8,720,000 shares of common stock of United Heritage Corporation in accordance with the terms of that certain letter of intent dated August 9, 2005 and entered into by the Maker and United Heritage Corporation on August 10, 2005 (the "Acquisition Date");

            (b) an installment of $2,383,666 shall be due and payable on the first anniversary of the Acquisition Date;

            (c) an installment of $2,383,666 shall be due and payable on the second anniversary of the Acquisition Date; and

            (d) the Note will mature and an installment equal to the remaining unpaid Principal Amount shall be due and payable on the third anniversary of the Acquisition Date.

            Interest shall be payable in arrears with respect to each calendar quarter on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), except that if any such date is a Saturday, Sunday or legal holiday (a "Non-Business Day") then such interest payment shall be payable on the next day that is not a Saturday, Sunday or legal holiday on which banks in New York, New York are required or authorized to be closed (a "Business Day").

            All checks or other instruments representing payment of the aforesaid installments shall be made payable to Agent or made in accordance with Agent's reasonable instructions to Maker.

      3. Security.

            As security for payment of the Principal Amount due under this Note, Maker shall pledge the Shares. Maker shall execute a Stock Pledge Agreement of even date herewith evidencing Holders' security interest in the Shares (the "Stock Pledge Agreement").

      4. Representations and Warranties: Maker represents and warrants that the following statements are true and correct:

            (a) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (including, without limitation, any court) is required, except such authorization or approval as has already been obtained, either for the grant by Maker of the security interest granted hereby or for the execution, delivery or performance of this Note by Maker.

            (b) The execution and delivery of this Note and the taking of any other action required or contemplated hereby shall not cause a default or event of default under any other agreement or commitment to which Maker is a party or by which it is bound.

      5. Prepayments.

            Maker shall have the right to prepay any portion of the Principal Amount without prepayment penalty or premium or discount.

      6. Late Charges.

            If Maker fails to pay any installment of the Principal Amount or interest within ten (10) days of the date when due, then Maker will pay a late charge of 1% or the maximum allowed under state law of the overdue installment, which ever is less (the "Late Charge").

      7. Manner of Payments/Crediting of Payments.

            Payments of any amount required hereunder shall be made in lawful money of the United States and shall be credited first against accrued but unpaid Late Charges, if any, thereafter against accrued but unpaid interest, if any, and thereafter against the unpaid balance of the Principal Amount.

      8. Interest Following Default.

            Following and during the continuance of an event of default, the outstanding Principal Amount of this Note shall bear interest at the highest rate allowed by law, but in no event more than 12%. In this regard, Holders reserve the right to add any accrued interest that is not paid when due to the Principal Amount.

      9. Default/Acceleration Upon Default.

            At the option of Holders, all or any part of the indebtedness of Maker hereunder shall immediately become due and payable, irrespective of any agreed maturity date, upon the happening of any of the following events of default:

            (a) If accrued interest or any installment of the Principal Amount under this Note is not paid within ten (10) days of the date when due;

            (b) If Maker shall breach any non-monetary condition or obligation imposed on Maker pursuant to the terms of this Note or the Stock Pledge Agreement, provided, however, that if any such breach is reasonably susceptible of being cured, Maker shall be entitled to a grace period of thirty (30) days following written notice of such event of default to cure;

            (c) If Maker shall make a general assignment for the benefit of creditors;

            (d) If a custodian, trustee, receiver, or agent is appointed or takes possession of any of the Shares or substantially all of the property of Maker;

            (e) If Maker shall be adjudicated bankrupt or insolvent or admit in writing Maker's inability to pay Maker's debts as they become due;

            (f) If Maker shall apply for or consent to the appointment of a custodian, trustee, receiver, intervenor, liquidator or agent of Maker, or commence any proceeding related to Maker under any bankruptcy or reorganization statute, or under any arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect;

            (g) If any petition is filed against Maker under the Bankruptcy Code and either (1) the Bankruptcy Court orders relief against Maker, or (2) such petition is not dismissed by the Bankruptcy Court within ninety (90) days of the date of filing; or

            (h) If any attachment, execution, or other writ is levied on any of the Shares substantially all of the assets of Maker and which is not be dismissed or stayed within sixty (60) days after the levy.

Maker shall notify Holder immediately if any event of default which is described in sub-section (c) through sub-section (h), above, occurs.

      10. Collection Costs and Attorneys' Fees.

            Maker agrees to pay Holders all reasonable costs and expenses, including reasonable attorneys' fees, paid or incurred by Holders in connection with the collection or enforcement of this Note or any instrument securing payment of this Note, including without limitation, defending the priority of such instrument or conducting a trustee sale thereunder. In the event any litigation is initiated concerning the enforcement, interpretation or collection of this Note, the prevailing party in any proceeding shall be entitled to receive from the non-prevailing party all costs and expenses including, without limitation, reasonable attorneys' and other fees incurred by the prevailing party in connection with such action or proceeding.

      11. Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen note, no right or remedy herein conferred upon or reserved to Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      12. Waiver.

            No delay or omission by Holders to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Note or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Holders. No provision of this Note may be waived unless in writing signed by Agent, and waiver of any one provision of this Note shall not be deemed to be a waiver of any other provision.

      13. Replacement Note.

            If this Note is mutilated and surrendered to Maker or if Holders claim and submit an affidavit or other evidence, satisfactory to Maker to the effect that this Note has been lost, destroyed or wrongfully taken, then Maker shall issue a replacement note.

      14. Notice.

            Any notice to either party under this Note shall be given by personal delivery or by express mail, Federal Express, DHL or similar airborne/overnight delivery service, or by mailing such notice by first class or certified mail, return receipt requested, addressed to such party at the address set forth below, or to such other address as either party from time to time may designate by written notice. Notices delivered by overnight delivery service shall be deemed delivered the next business day following consignment for such delivery service. Mailed notices shall be deemed delivered and received in accordance with this provision three (3) days after deposit in the United States mail.

      15. Usury Compliance.

            All agreements between Maker and Holders are expressly limited, so that in no event or contingency whatsoever, whether by reason of the consideration given with respect to this Note, the acceleration of maturity of the unpaid Principal Amount and interest thereon, or otherwise, shall the amount paid or agreed to be paid to Holders for the use, forbearance, or detention of the indebtedness which is the subject of this Note exceed the highest lawful rate permissible under the applicable usury laws. If, under any circumstances whatsoever, fulfillment of any provision of this Note shall involve transcending the highest interest rate permitted by law which a court of competent jurisdiction deems applicable, then the obligations to be fulfilled shall be reduced to such maximum rate, and if, under any circumstances whatsoever, Holders shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the unpaid Principal Amount under this Note and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of the Principal Amount under this Note, such excess shall be refunded to Maker. This provision shall control every other provision of all agreements between Maker and Holders.

      16. Governing Law and Jurisdiction.

            This Note shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Texas. Any action to enforce payment of this Note shall be filed and heard solely in the State District Court, Johnson County, Texas

                                       MAKER:

                                       LOTHIAN OIL INC.,



                                       By: Exhibit Only - Do not sign
                                          --------------------------------------
                                           Ken Levy, President

                                       MAKER'S ADDRESS:
                                       500 5th Avenue, Suite 2600
                                       New York, New York 10110
                                       Attn: Mr. Ken Levy

                                       HOLDERS' AND AGENT'S ADDRESS:
                                       2 North Caddo Street
                                       Cleburne, Texas
                                       Attn: Walter G. Mize

                                   EXHIBIT "2"

                         ASSIGNMENT OF CORPORATE SHARES

                              (Without Certificate)

      FOR VALUE RECEIVED, the undersigned hereby assigns to Walter G. Mize as Pledgeholder under that certain Stock Pledge Agreement dated October ____, 2005, _________________________ (____________) shares of the common stock of United
Heritage Corporation represented by certificate number(s) ____________________ standing in the undersigned's name on the books of said corporation, and does hereby instruct and appoint the custodian of that corporation's stock books to so transfer the said stock on the books of said corporation.

Dated:  _____________________



                                            ------------------------------
                                            EXHIBIT ONLY--DO NOT SIGN


WITNESS:



----------------------------------